DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF JUNE 14, 2022

Fund	Effective Date	Initial Period End

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2019

Nuveen (f/k/a NuShares) REIT ETF	December 5, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Large-Cap Growth ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Large-Cap Value ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Mid-Cap Growth ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 14, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019

Nuveen ESG Large-Cap ETF	June 4, 2019	August 1, 2020

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 1, 2021

Nuveen Dividend Growth ETF	July 26, 2021	August 15, 2022

Nuveen Small Cap Select ETF	July 26, 2021	August 15, 2022

Nuveen Winslow Large-Cap Growth ESG ETF	July 26, 2021	August 15, 2022

Nuveen ESG Dividend ETF	August 26, 2021	August 15, 2023

Nuveen Growth Opportunities ETF	September 15, 2021	August 15, 2023

Nuveen Global Net Zero Transition ETF	June 14, 2022	August 15, 2023

[SIGNATURE PAGE FOLLOWS]

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Signed: June 14, 2022

NUSHARES ETF TRUST, a Massachusetts business trust By: /s/ Diana Gonzalez Title: Vice President and Secretary	NUVEEN SECURITIES, LLC, a Delaware limited liability company By: /s/ Gifford Zimmerman Title: Managing Director

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